FIRST AMENDMENT
To
EMPLOYMENT AGREEMENT

FIRST AMENDMENT, dated as of October 1, 2008 (this “ First Amendment ”), to the Employment Agreement, dated as of October 1, 2007 (the “ Agreement ”), between MDI, Inc., a Delaware corporation (the “ Company ”), and ______________ (the “ Executive ”).

WITNESSETH:

WHEREAS, the Company and the Executive jointly desire to enter into this First Amendment to amend certain provisions of the Agreement in the manner provided for in this First Amendment;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the Company and the Executive hereby agree as follows:

1.           Amendment of Section 6 (Incentive and Savings Plans; Retirement and Death Benefit Programs) of the Agreement. Section 6(d) of the Agreement is hereby deleted in its entirety.

2.           No Other Amendments. Except as expressly amended, modified and supplemented by this First Amendment, the provisions of the Agreement are extended, and shall continue in full force and effect.

3.           Governing Law. This First Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.

4.           Counterparts. This First Amendment may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

5.           Entire Agreement. This First Amendment represents the entire agreement of the Company and the Executive with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MDI, INC.

_____________________
By:
Its:

EXECUTIVE

Accepted and Agreed:

____________________